Exhibit 99.1

Neiman Marcus Group LTD LLC Reports First Quarter Results

DALLAS--(BUSINESS WIRE)--December 18, 2013--Neiman Marcus Group LTD LLC (formerly Neiman Marcus Group LTD Inc.) today reported financial results for the first quarter of fiscal year 2014. On October 25, 2013, the Company announced the completion of the acquisition of Neiman Marcus by an investor group led by Ares Management LLC and Canada Pension Plan Investment Board. The accompanying consolidated statements of operations and related information present the Company’s results of operations for the period preceding the acquisition (Predecessor) and the period succeeding the acquisition (Successor). The acquisition has been recorded for accounting purposes as of November 2, 2013.

For the first quarter of fiscal year 2014, the Company reported total revenues of $1.13 billion compared to $1.07 billion in the prior year. Comparable revenues increased 5.7 percent. Operating earnings for the first quarter of fiscal year 2014 were $32.1 million compared to $127.8 million for the first quarter of fiscal year 2013. Operating earnings for the first quarter of fiscal year 2014 includes $109.4 million of transaction costs incurred in connection with the acquisition. Excluding these costs, operating earnings for the first quarter of fiscal year 2014 were $141.5 million.

Including other expenses of $113.7 million and $4.7 million as described below under “Other Items”, the Company reported a net loss of $13.1 million for the first quarter of fiscal year 2014 compared to net earnings of $49.6 million in the prior year. EBITDA for the first quarter of fiscal year 2014 was $78.1 million compared to EBITDA of $173.2 million in the first quarter of fiscal year 2013. Excluding the items described below under “Other Items”, Adjusted EBITDA for the first quarter of fiscal year 2014 was $193.2 million compared to Adjusted EBITDA of $179.6 million in the first quarter of fiscal year 2013.

Other Items

The Company recorded other expenses which include 1) transaction costs incurred in connection with the acquisition of the Company of $109.4 million in the first quarter of fiscal year 2014, 2) a management fee due to affiliates of the Company’s former sponsors of $2.8 million for the first quarter of fiscal year 2014 and $2.7 million for the first quarter of fiscal year 2013, and 3) the Company’s equity in loss of a foreign e-commerce retailer of $1.5 million for the first quarter of fiscal year 2014 and $2.0 million for the first quarter of fiscal year 2013.

The Company recorded other historical income which will not be incurred subsequent to the acquisition of $1.1 million for the first quarter of fiscal year 2014 and $0.4 million for the first quarter of fiscal year 2013. The Company also recorded non-cash stock-based compensation expense of $2.5 million for the first quarter of fiscal year 2014 and $2.1 million for the first quarter of fiscal year 2013.

A live webcast of the conference call on earnings can be accessed through the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com on Wednesday, December 18, 2013 beginning at 8:00 a.m. Central Standard Time. Following the live broadcast, interested parties may replay the webcast by accessing this website. To access financial information that will be presented during the call, please visit the Investor Information section of the Neiman Marcus Group LTD LLC website at www.neimanmarcusgroup.com.

Non-GAAP Financial Measures. In this press release, the Company's financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company presents the non-GAAP financial measure Adjusted EBITDA, which excludes certain other expenses and other historical income. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the Company's business, evaluate its performance relative to other companies in its industry, provide useful information to both management and investors by excluding certain items that may not be indicative of the Company's core operating results and, in the case of Adjusted EBITDA, help investors to evaluate the Company’s ability to service its debt. In addition, the Company uses Adjusted EBITDA as a component of the measurement of incentive compensation. These measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the Company’s use of Adjusted EBITDA as a non-GAAP financial measure, see page 9 of this release.

From time to time, the Company may make statements that predict or forecast future events or results, depend on future events for their accuracy or otherwise contain "forward-looking information." These statements are made based on management's expectations and beliefs concerning future events and are not guarantees of future performance.

The Company cautions readers that actual results may differ materially as a result of various factors, some of which are beyond its control, including but not limited to: weakness in domestic and global capital markets and other economic conditions and the impact of such conditions on the Company’s ability to obtain credit; general economic and political conditions or changes in such conditions, including relationships between the United States and the countries from which the Company sources its merchandise; economic, political, social or other events resulting in the short-or long-term disruption in business at the Company’s stores, distribution centers or offices; changes in consumer confidence resulting in a reduction of discretionary spending on goods; changes in the demographic or retail environment; changes in consumer preferences or fashion trends; changes in the Company’s relationships with customers due to, among other things, its failure to provide quality service and competitive loyalty programs, its inability to provide credit pursuant to its proprietary credit card arrangement or its failure to protect customer data or comply with regulations surrounding information security and privacy; the effects of incurring a substantial amount of indebtedness under the Company’s senior secured credit facilities and other debt instruments; the ability to refinance the Company’s indebtedness under its senior secured credit facilities and other debt instruments and the effects of any refinancing; the effects upon the Company of complying with the covenants contained in its senior secured credit facilities and other debt instruments; restrictions on the terms and conditions of the indebtedness under the Company’s senior secured credit facilities and other debt instruments may place on the Company’s ability to respond to changes in its business or to take certain actions; competitive responses to the Company’s loyalty program, marketing, merchandising and promotional efforts or inventory liquidations by vendors or other retailers; changes in the financial viability of the Company’s competitors; seasonality of the retail business; adverse weather conditions or natural disasters, particularly during peak selling seasons; delays in anticipated store openings and renovations; the Company’s success in enforcing its intellectual property rights; changes in the Company’s relationships with designers, vendors and other sources of merchandise, including changes in the level of goods and/or changes in the form in which such goods are made available to us for resale; delays in receipt of merchandise ordered due to work stoppages or other causes of delay in connection with either the manufacture or shipment of such merchandise; changes in foreign currency exchange or inflation rates; significant increases in paper, printing and postage costs; changes in key management personnel and the Company’s ability to retain key management personnel; changes in the Company’s relationships with certain of our buyers or key sales associates and the Company’s ability to retain our buyers or key sales associates; changes in government or regulatory requirements increasing the Company’s costs of operations; litigation that may have an adverse effect on the Company’s financial results or reputation; terrorist activities in the United States and elsewhere; the impact of funding requirements related to the Company’s pension plan; the Company’s ability to provide credit to its customers pursuant to its proprietary credit card program arrangement, including any future changes in the terms of such arrangement and/or legislation impacting the extension of credit to its customers; and the design and implementation of new information systems as well as enhancements of existing systems.

These and other factors that may adversely affect the Company’s future performance or financial condition are contained in its Annual Report in Form 10-K and other reports filed with and available from the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands)	November 2, 2013	October 27, 2012
	(Successor)	(Predecessor)
ASSETS
Current assets:
Cash and cash equivalents	$78,987	$69,396
Merchandise inventories	1,290,891	1,121,342
Other current assets	192,256	126,025
Total current assets	1,562,134	1,316,763

Property and equipment, net	1,094,628	900,654
Goodwill and intangible assets, net	6,021,524	3,081,104
Other assets	179,343	65,925
Total assets	$8,857,629	$5,364,446

LIABILITIES AND MEMBER EQUITY
Current liabilities:
Accounts payable	$354,133	$314,516
Accrued liabilities	448,006	454,876
Other current liabilities	29,500	-
Total current liabilities	831,639	769,392

Long-term liabilities:
Asset-based revolving credit facility	125,000	175,000
Long-term debt	4,602,375	2,681,931
Deferred income taxes	1,469,763	622,505
Other long-term liabilities	242,015	444,016
Total long-term liabilities	6,439,153	3,923,452

Total member equity	1,586,837	671,602
Total liabilities and member equity	$8,857,629	$5,364,446

NEIMAN MARCUS GROUP LTD LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	First Quarter Ended
(in thousands)	November 2, 2013	October 27, 2012
	(Predecessor)	(Predecessor)

Revenues	$1,129,138	$1,068,538
Cost of goods sold including buying and occupancy costs	685,408	645,452
Selling, general and administrative expenses	266,543	257,094
Income from credit card program	(14,653)	(11,947)
Depreciation expense	34,239	33,495
Amortization of intangible assets	7,251	7,528
Amortization of favorable lease commitments	4,469	4,385
Other expenses	113,745	4,704

Operating earnings	32,136	127,827

Interest expense, net	37,315	45,091

(Loss) earnings before income taxes	(5,179)	82,736

Income tax expense	7,919	33,121

Net (loss) earnings	$(13,098)	$49,615

NEIMAN MARCUS GROUP LTD LLC
OTHER OPERATING DATA
(UNAUDITED)

SEGMENTS:	First Quarter Ended
(dollars in millions)	November 2, 2013	October 27, 2012
	(Predecessor)	(Predecessor)
REVENUES:
Specialty Retail Stores	$889.3	$851.3
Online	239.8	217.2
Total	$1,129.1	$1,068.5

OPERATING EARNINGS:
Specialty Retail Stores	$138.2	$124.4
Online	33.8	32.7
Corporate expenses	(14.5)	(12.7)
Amortization of intangible assets and favorable lease commitments	(11.7)	(11.9)
Other expenses (1)	(113.7)	(4.7)
OPERATING EARNINGS	$32.1	$127.8

(1) Other expenses include transaction costs incurred in connection with the acquisition of the Company, a management fee due to affiliates of the Company’s former sponsors and the Company’s equity in loss of a foreign e-commerce retailer.

NEIMAN MARCUS GROUP LTD LLC
OTHER OPERATING DATA
(UNAUDITED)

OTHER DATA:

	First Quarter Ended
(dollars in millions)	November 2, 2013	October 27, 2012
	(Predecessor)	(Predecessor)

Capital expenditures	$36.0	$40.0

Depreciation expense	$34.2	$33.5
Amortization of intangibles	$11.7	$11.9

Rent expense	$23.9	$24.3

EBITDA*	$78.1	$173.2
Adjusted EBITDA*	$193.2	$179.6

* For an explanation of EBITDA and Adjusted EBITDA, see “Non-GAAP Financial Measures”.

NEIMAN MARCUS GROUP LTD LLC
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

The following table reconciles net (loss) earnings as reflected in the Company’s condensed consolidated statements of operations prepared in accordance with GAAP to EBITDA and Adjusted EBITDA:

	First Quarter Ended
(dollars in millions)	November 2, 2013	October 27, 2012
	(Predecessor)	(Predecessor)

Net (loss) earnings	$(13.1)	$49.6
Income tax expense	8.0	33.1
Interest expense, net	37.3	45.1
Depreciation expense	34.2	33.5
Amortization of intangible assets and favorable lease commitments	11.7	11.9
EBITDA	$78.1	$173.2
Other expenses (1)	113.7	4.7
Non-cash stock-based compensation expense	2.5	2.1
Other historical income which will not be
incurred subsequent to the acquisition	(1.1)	(0.4)
Adjusted EBITDA	$193.2	$179.6

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because it uses these measures to monitor and evaluate the performance of its business and believes the presentation of these measures will enhance investors’ ability to analyze trends in its business, evaluate its performance relative to other companies in its industry and evaluate its ability to service its debt. In addition, the Company uses EBITDA and Adjusted EBITDA as components of the measurement of incentive compensation.

EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP and this computation may vary from others in the industry. In addition, EBITDA and Adjusted EBITDA contain some, but not all, adjustments that are taken into account in the calculation of the components of various covenants in the indentures governing the Company’s senior secured asset-based revolving credit facility and senior secured term loan facility. EBITDA and Adjusted EBITDA should not be considered as alternatives to operating earnings or net earnings as a measure of operating performance or cash flows as measures of liquidity. EBITDA and Adjusted EBITDA have important limitations as analytical tools and should not be considered in isolation to, or as a substitute for, analysis of the Company’s results as reported under GAAP. For example, EBITDA and Adjusted EBITDA do not reflect cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect changes in, or cash requirements for, working capital needs; do not reflect our considerable interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; exclude tax payments that represent a reduction in cash available; and do not reflect any cash requirements for assets being depreciated and amortized that may have to be replaced in the future.

(1) Other expenses include transaction costs incurred in connection with the acquisition of the Company, a management fee due to affiliates of the Company’s former sponsors and the Company’s equity in loss of a foreign e-commerce retailer.

CONTACT:
Neiman Marcus Group LTD LLC
Stacie Shirley, 214-757-2967
Senior Vice President – Finance
and Treasurer
or
Mark Anderson, 214-757-2934
Director – Finance